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                    CONSENT OF J.P. MORGAN SECURITIES INC.

                                                                    EXHIBIT 23.3

     We hereby consent to the filing of our September 27, 1994 opinion to Union Bank & Trust Company as an Exhibit to the Registration Statement of Form S-4 of Regions Financial Corporation and to the references to us and our opinion in the Proxy Statement/Prospectus that forms a part of the Registration Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ J.P. Morgan Securities Inc.
New York, New York
November 30, 1994


/s/ Gerald F. Baum
    -----------------------
    Gerald F. Baum
    Managing Director